UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Avis Budget Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to Be Held on Friday, May 20, 2011

Dear Avis Budget Group Stockholder:

You have received this notice because we have once again elected to take advantage of the “Notice and Access” rules of the Securities and Exchange Commission with respect to furnishing our proxy materials to stockholders over the Internet. These rules allow us to reduce the environmental impact of our annual meeting by reducing costs of printing and mailing proxy materials while providing all of our annual meeting material on the website listed below. Please read this notice carefully for information concerning Avis Budget Group’s 2011 Annual Meeting of Stockholders.

The Company’s proxy statement, annual report and other proxy materials are available at: http://www.proxyvoting.com/car

The 2011 Annual Meeting of Stockholders of Avis Budget Group, Inc. (the “Company”) will be held at the DoubleTree Hotel Downtown Wilmington – Legal District, 700 N. King Street, Wilmington, Delaware 19801 on Friday, May 20, 2011 at 11:00 a.m., Eastern Time (the “Annual Meeting”).

Proposals to be considered at the Annual Meeting:

1.	To elect as directors the nine nominees named in the Company’s proxy statement for a one-year term expiring in 2012 and until their successors are duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2011.

3.	To hold a non-binding advisory vote on the compensation of our named executive officers.

4.	To hold a non-binding advisory vote on the frequency of advisory votes on the compensation of our named executive officers.

5.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” Items 1 through 3, and a vote for the option of ONCE EVERY YEAR (“1 YEAR”) for Item 4.

The Board of Directors has fixed the close of business on March 24, 2011 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

* * * *

TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE This is not a ballot or a proxy card. You cannot use this notice to vote your shares.

This notice is meant to provide an overview of the Company’s proxy materials which are available at the website below. Voting instructions are included in the proxy materials. If you want to receive a paper or e-mail copy of the proxy materials, you must request a copy. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 6, 2011 to facilitate timely delivery. You are encouraged to access and review the proxy materials before voting.

The Proxy Statement, Annual Report and other proxy materials are available at: http://www.proxyvoting.com/car

CONTROL NUMBER i

YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.	g

Stockholders of record as of the Record Date are cordially invited to attend the Annual Meeting.

Meeting Location:

DoubleTree Hotel Downtown Wilmington – Legal District

700 N. King Street

Wilmington, Delaware 19801

Directions to Meeting

From Points North (including Philadelphia International Airport):

Take I-95 South into Delaware. Take Exit 7B (Delaware Avenue North). At the traffic light, turn left onto Delaware Avenue. At the 2nd light there is a fork in the road, bear right at the fork (this becomes 10th Street). Turn right onto King Street. The Hotel is 2 blocks down on the left.

From Points South:

Take I-95 North into Delaware to Exit 7 (Rt. 52). Come up the ramp and go straight to the 4th traffic light. Make a right at the light onto Delaware Avenue. At the 1st light, there is a fork in the road, bear right at the fork (this becomes 10th Street). Turn right onto King Street. The Hotel is 2 blocks down on the left.

From New Castle County Airport:

Exit Airport to the light, make left onto Rt. 13 & follow to Wilmington. Rt. 13 will become Walnut St. Turn left onto 8th St. At 2nd light, turn left onto King St. and the Hotel is right on the corner on the left.

The following Proxy Materials are available for you to review online:

•	the Company’s 2011 Proxy Statement (including all attachments thereto);
•	the Company’s Annual Report for the year ended December 31, 2010 (which is not deemed to be part of the official proxy soliciting materials); and
•	any amendments to the foregoing materials that are required to be furnished to stockholders.

To request a paper copy of the Proxy Materials:

(you must reference your 11-digit control number located on the reverse side of this form)

Telephone:	1-888-313-0164 (outside of the U.S and Canada call 201-680-6688)
Email:	shrrelations@bnymellon.com (you must reference your 11-digit control number in your email)
Internet:	http://www.proxyvoting.com/car

The Proxy Materials for Avis Budget Group, Inc. are available to review at:

http://www.proxyvoting.com/car

Have this notice available when you request a PAPER copy of the Proxy Materials,

when you want to view your proxy materials online,

OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

HOW TO VOTE BY INTERNET

We encourage you to review the proxy materials online before voting.

Use the Internet to vote your shares. On the landing page of the above website in the box labeled “To Vote

Your Shares by Internet” click on “Vote Now” to access the electronic proxy card and vote your shares. Have this letter in hand when you access the website.

You will need to reference the 11-digit control number located on the reverse side.